Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES PARTICIPATION IN THE OPPENHEIMER 8TH ANNUAL CONSUMER GROWTH CONFERENCE

SUFFERN, NY - JULY 1, 2008 - Dress Barn, Inc. (NASDAQ - DBRN), today announced that it will be presenting at the Oppenheimer 8th Annual Consumer Growth Conference to be held at the Four Seasons Hotel in Boston, MA on Wednesday, July 9, 2008 at 12:00 p.m. ET.

The Dress Barn investor presentation will be webcast live and can be accessed at http://www.dressbarn.com.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of April 26, 2008, the Company operated 835 dressbarn stores in 46 states and 646 maurices stores in 43 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 28, 2007 and Form 10-Q for the quarter ended April 26, 2008.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600